Exhibit 10.12

AMENDED AND RESTATED

SUBLEASE AGREEMENT

BY AND BETWEEN

DELL MARKETING L.P., AS SUBLESSOR

AND

INPIXON FEDERAL, INC., A VIRGINIA CORPORATION, as SUBLESSEE

Exhibit A	- Depiction of Subleased Premises
Exhibit B	- Special Provisions

AMENDED AND RESTATED SUBLEASE AGREEMENT

THIS AMENDED AND RESTATED SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 4th day of June, 2018 (the “Effective Date”), between DELL MARKETING L.P., a Texas limited partnership (hereinafter called “Sublessor”), whose Federal taxpayer identification is 74-2616805, and INPIXON FEDERAL, INC., a Virginia corporation (hereinafter called “Sublessee”) whose Federal taxpayer identification number is 54-1764522:

W I T N E S S E T H:

WHEREAS, Brandywine Acquisition Partners LP (as successor-in-interest to Prentiss Properties Acquisition Partners, L.P.) (hereinafter called the “Master Lessor”), as landlord, and Sublessor (as successor-in-interest to Perot Systems Corporation), as tenant, have previously entered into that certain Deed of Lease Agreement dated as of July 27, 2001 (as amended by a First Amendment to Deed of Lease Agreement dated October 24, 2001, a Second Amendment to Deed of Lease Agreement (the “Second Amendment”) dated as of February 22, 2011, a Third Amendment to Deed of Lease Agreement (the “Third Amendment”) dated as of December 22, 2015, and a Fourth Amendment to Deed of Lease Agreement (the “Fourth Amendment”) dated as of October 28, 2016, as amended, the “Master Lease”) concerning the lease of approximately 13,046 rentable square feet of space as more particularly described in the Master Lease (the “Premises”), in that certain building (the “Building”) located at 13880 Dulles Corner Lane, Herndon, Virginia 20171; and

WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, approximately 5,792 Rentable Square Feet of space located on the first (1st) floor of the Building (the “Subleased Premises”), such Subleased Premises being more particularly depicted on the floor plan attached hereto as Exhibit A; and

WHEREAS, Sublessor and Sublessee entered into a Sublease Agreement dated as of June 4, 2018 (the “Original Sublease”) for the Subleased Premises; and

WHEREAS, Sublessor and Sublessee desire to and agree to amend and restate the Original Sublease with this Sublease.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Sublessor and Sublessee hereby amend and restate the Original Sublease and hereby agree as follows:

ARTICLE I

MASTER LEASE

10.01 Sublease Subject to Master Lease. This Sublease is subject and subordinate to the Master Lease. Subtenant confirms and agrees it has received and reviewed a true and correct copy of the Master Lease. Sublessee and Sublessor agree and acknowledge that the following sections are not applicable to Sublessee: Section 3, Section 4, Section 5.2, Section 6 (as it relates to the obligation to pay “Real Estate Tax Escalation” as defined in the Master Lease), Section 7, Section 8, Section 10, Section 11.1, Section 11.3, Section 11.4, the last two (2) paragraphs of Section 12.1 (as it relates to “Antenna Equipment” as defined in the Master Lease), Section 20.2, Section 20.3, Section 25.1 (as it relates to the right to enter into an “SNDA” as defined in the Master Lease), Section 26, Section 29, Section 33.20, Section 33.21, Exhibit B of the Master Lease, Exhibit F of the Master Lease, Rider No. 1 to the Master Lease, Exhibit B of the Master Lease, Sections 4-9, Section 11 and Sections 13-14 of the Second Amendment, Sections 3-8 of the Third Amendment and Sections 4-5, and Section 8 (as it relates to Tenant’s Monument Signage) and Section 9 of the Fourth Amendment. Sublessor hereby represents that the Master Lease is the entire agreement between the Master Lessor and Sublessor and is in full force and effect and that, to Sublessor’s current, actual knowledge no default exists on the part of either party to the Master Lease.

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10.02 Compliance With Master Lease. Except as otherwise specifically set forth in this Sublease, and except for the obligation to pay the Base Rent and Additional Rent described in the Master Lease, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Master Lease pertaining to the Subleased Premises, including, without limitation, all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from failure to pay same when due thereunder. Sublessee shall not do anything (nor permit anything to be done) which would cause the Master Lease to be terminated or forfeited for any reason. In the event of the termination of Sublessor’s interest as tenant under the Master Lease, then this Sublease shall terminate automatically upon such termination without any liability of either Sublessor or Master Lessor to Sublessee (provided that the indemnity obligations set forth in Article VIII below shall expressly survive any such termination). Sublessee represents and warrants to Sublessor that Sublessee has read and understands the Master Lease. Sublessee agrees that whenever the consent of Master Lessor is required under the terms of the Master Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Master Lessor prior to taking such action. With the exception of the payment of Base Rent and Additional Rent, if the Master Lease requires Sublessor to perform a specific obligation(s) thereunder on or before a certain date (or within a certain period of time), and if Sublessee is required to perform a similar obligation(s) under this Sublease, then Sublessee shall perform such obligation(s) at least two (2) days prior to the date required under the Master Lease (or, if applicable, Sublessee shall perform such obligation(s) within a time period which is two (2) days less than the time period provided in the Master Lease). Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Master Lessor that might affect Sublessor in any manner and further agrees, notwithstanding Section 10.04 below to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Master Lessor within any time periods set forth in the Master Lease. Sublessor hereby covenants and agrees to promptly deliver to Sublessee copies of any and all notices or other correspondence received by Sublessor from Master Lessor that might affect Sublessee in any manner and further agrees, notwithstanding Section 10.04 below to the contrary, to so deliver same in the manner most appropriate to insure that Sublessee will be able to respond to any of such notices or other correspondence from the Master Lessor within any time periods set forth in the Master Lease, or otherwise take appropriate action.

10.03 Services. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Master Lease with respect to the Subleased Premises (subject to all the provisions, restrictions and conditions imposed by the Master Lease). Sublessor shall in no event be liable to Sublessee for Master Lessor’s failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Master Lease with respect thereto, and then only to the extent allocable to the Subleased Premises.

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10.04 Exercise of Rights and Remedies Under Master Lease. Sublessee shall not have the right to exercise any of Sublessor’s options or elections permitted or authorized under the Master Lease, or to institute any action or proceeding against Master Lessor for the enforcement of the Master Lease (including, without limitation, any option or election to extend the Term of the Master Lease or this Sublease or the option or election to expand the Premises or the Subleased Premises or any option or election that may be set forth in any provision of the Master Lease excluded pursuant to Section 1.03 above). If Master Lessor shall default in the performance of any of its obligations under the Master Lease, Sublessor shall, use its diligent good faith efforts to enforce the Master Lease and obtain Master Lessor’s compliance with its obligations thereunder.

ARTICLE II

DEMISE AND DESCRIPTION; PARKING; SIGNAGE

2.01 Demise of Subleased Premises; Use. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term herein set forth, all of Sublessor’s right, title and interest in and to the use and occupancy of the Subleased Premises arising under the Master Lease.

Subject to the terms of the Master Lease, Sublessee shall use the Subleased Premises for general office use, and for no other purpose.

2.02 Condition of the Subleased Premises. Sublessee acknowledges and agrees that it has inspected the Subleased Premises and agrees to accept same in its present condition, “AS IS” and “WITH ALL FAULTS.”

2.03 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR MASTER LESSOR HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISHES WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND MASTER LESSOR EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE’S INTENDED COMMERCIAL PURPOSES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.04 HEREOF, SUBLESSEE’S OBLIGATION TO PAY RENT UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY MASTER LESSOR OF ITS OBLIGATIONS UNDER THE MASTER LEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENT HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY MASTER LESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE MASTER LEASE, WHETHER EXPRESS OR IMPLIED.

2.04 Parking. Sublessee shall have the right to the non-exclusive use of eighteen (18) parking spaces in the parking facilities. The use of such parking spaces by Sublessee shall be subject to the provisions of Section 1.3 of the Master Lease, Section 33.23 of the Master Lease and Exhibit E of the Master Lease and any other applicable provisions of the Master Lease.

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2.05 Signage. Sublessee at Sublessee’s cost shall have a right to place its name and/or logo on the lobby directory. Such signage rights of Sublessee shall be subject to (a) the provisions of the Master Lease (including, without limitation, Section 26 of the Master Lease) and (b) Master Lessor’s approval.

ARTICLE III

TERM; SURRENDER OF POSSESSION

3.01 Term. Unless the Master Lease is terminated sooner pursuant to the terms thereof, the term of this Sublease (“Term”) shall be for the period commencing on the date (the “Commencement Date”) which is the later of (a) October 1, 2018 or (b) the date which is nineteen (19) days after Sublessor obtains Master Lessor’s written consent to this Sublease (pursuant to any terms and conditions reasonably acceptable to Sublessor) and ending November 30, 2021 (the “Expiration Date”). Within fifteen (15) days after Sublessee’s receipt of a request from Sublessor, Sublessee agrees to give Sublessor a letter confirming the Commencement Date and certifying that Sublessee has accepted delivery of the Subleased Premises and that the condition of the Subleased Premises complies with Sublessor’s obligations, if any, hereunder.

So long as Sublessor has received from Sublessee the Prepaid Rental (as defined below) due pursuant to Section 4.01 of this Sublease, together with certificates satisfactory to Sublessor and Master Lessor evidencing the insurance required to be carried by Sublessee under this Sublease, and the Security Deposit (or Letter of Credit, if applicable), and provided Master Lessor has consented to this Sublease, Sublessor shall give Sublessee’s designated contractors early access to the Subleased Premises for a period of fourteen (14) days commencing five (5) days after Sublessor obtains Master Lessor’s written consent to this Sublease (pursuant to any terms and conditions reasonably acceptable to Sublessor) (the “Early Access Period”) for purposes of installing Sublessee’s telephone, cabling and furniture (“Sublessee’s Work”). Sublessee’s Work shall be performed by Sublessee at Sublessee’s sole cost and expense. Sublessee’s access to the Subleased Premises during the Early Access Period shall be subject to all terms and conditions of this Sublease and the Master Lease as applicable to the Subleased Premises, except that Sublessee shall not be obligated to pay Rent during the Early Access Period until the Commencement Date, provided Sublessee shall reimburse Sublessor, within ten (10) days following Sublessee’s receipt of Sublessor’s invoice, for any additional charges and costs for additional services incurred by Sublessor at Sublessee’s written request during the Early Access Period.

3.02 Surrender of the Subleased Premises. Sublessee shall keep the Subleased Premises, and every part thereof, in good order and repair. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall surrender the Subleased Premises to Sublessor in the same condition as received by Sublessee on the Commencement Date, ordinary wear and tear excepted, with all trade fixtures and personal property removed (including any removal requirements set for in Exhibit B for Sublessor’s FF&E). All wiring and cabling installed in the Subleased Premises or Building by Sublessee, at Sublessee’s request or on behalf of Sublessee, shall be removed by Sublessee at the termination of this Sublease. Any improvements or alterations made in and/or to the Subleased Premises by Sublessee, at Sublessee’s request or on behalf of Sublessee, shall be removed by Sublessee at the termination of this Sublease if required by Master Lessor. Any damage caused by the removal of such items shall be repaired by Sublessor at the sole cost and expense of Sublessee, Sublessee’s reimbursement obligation to survive the termination of this Sublease. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Subleased Premises.

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3.03 Holding Over

In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, at the option of Sublessor, Sublessor may elect to (a) have the provisions of the Master Lease regarding holding over by the tenant thereunder apply as to Sublessee with respect to the Subleased Premises; or (b) construe Sublessee’s occupancy as a tenancy at sufferance, whereupon Sublessee shall be subject to summary eviction as provided by applicable law. Sublessee acknowledges that Sublessee shall be liable to Sublessor for the costs incurred by Sublessor under the Master Lease for Sublessor holding over in the entire Premises if Sublessee holds over in the Subleased Premises and such holdover by Sublessee results in Sublessor holding over in the entire Premises under the Master Lease. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless against any cost, liability or loss incurred by Sublessor as a result of any such holding over by Sublessee. Nothing herein shall be construed as permitting Sublessee to hold over in the Subleased Premises without the prior written consent of Sublessor.

ARTICLE IV

RENT; SECURITY DEPOSIT; LETTER OF CREDIT

4.01 Rent. Beginning on the Commencement Date, Sublessee hereby agrees to pay “Rent” (as herein called) for the Subleased Premises in the monthly installments as set forth below; provided, however, Sublessee shall pay the Rent for Month 1 upon the execution of this Sublease (the “Prepaid Rental”), which Prepaid Rental shall be $9,653.33 (based on a Base Rent rate of $20.00 per square foot of rentable area per year).

a.	Month 1:	If the Commencement Date is the first (1st) day of a calendar month, then Sublessee shall receive a credit for the Prepaid Rental for Month 1. If the Commencement Date does not fall on the first day of a calendar month, “Month 1” shall be the first full calendar month following the Commencement Date and shall include any partial month following the Commencement Date, and Sublessee shall receive a credit for the Prepaid Rent and pay the Rent for such partial month which shall be calculated based on a rental rate of $20.00 per square foot of rentable area per year.

b.	Month 2 - Month 12:	$9,653.33 per month.

c.	Month 13 - Month 24:	$10,039.46 per month.

d.	Month 25 - Month 36:	$10,441.04 per month.*

e.	Month 37 – Expiration Date:	$10,858.68 per month.*

*Notwithstanding the foregoing, provided there is no Event of Default by Sublessee under this Sublease, Rent shall be abated for last eight (8) calendar months of the Term occurring immediately prior to the Expiration Date.

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Sublessee shall pay such Rent to Sublessor monthly without demand, for each and every month during the Term.

4.02 Payment of Rentals. Each monthly installment of Rent due to Sublessor under this Sublease shall be payable in advance, without notice, by Sublessee on the first (1st) day of each calendar month at Sublessor’s address herein set forth or at such other place as Sublessor shall designate in writing from time to time. In the event Sublessee is late in the payment of Rent, such delinquent payment shall bear interest from the due date until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest; additionally, Sublessor, in addition to all other rights and remedies available to it, may charge Sublessee a late fee equal to five percent (5%) of the delinquent payment to reimburse Sublessor for its cost and inconvenience incurred as a consequence of Sublessee’s delinquency. In no event, however, shall the charges permitted under this Section 4.02, to the extent they are considered to be interest under applicable law, exceed the maximum lawfully permitted rate of interest. If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated based on the actual number of days during such month or year occurring within the Term.

4.03 Address for Rent Payments. Unless notified otherwise by Sublessor, all Rent and other payments should be sent to Sublessor as follows:

a.	By Check (Standard Mail):

Dell Marketing L.P.

P. O. Box 676021

Dallas TX 75267-6021; or

b.	By Check (Overnight Delivery)

Dell Marketing L.P.

1200 East Campbell Road, Suite 108

Lockbox 676021

Richardson, TX 75081; or

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c.	By Wire Transfer:

4.04 Security Deposit. Upon execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor a Security Deposit in the amount of Twenty-Eight Thousand Nine Hundred Sixty and 00/100 Dollars ($28,960.00) (the “Security Deposit”). The Security Deposit shall be held by Sublessor without liability for interest and as security for the performance by Sublessee of Sublessee’s covenants and obligations under this Sublease, it being expressly understood that such deposit shall not be considered an advance payment of Rent or a measure of Sublessor’s damages in case of default by Sublessee; Sublessor may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Rent or other amounts due hereunder and any other damage, injury, expense or liability caused to Sublessor by such event of default. Following any such application of the Security Deposit, Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the Security Deposit to its original amount. If Sublessee is not then in default hereunder, any remaining balance of such deposit shall be returned by Sublessor to Sublessee within thirty (30) days after the expiration of this Sublease.

4.05 Letter of Credit. (a) In lieu of the Security Deposit, Sublessee, at Sublessee’s sole cost and expense, may have issued and delivered to Sublessor upon execution of this Sublease by Sublessee, an irrevocable stand-by letter of credit in the amount of Twenty-Eight Thousand Nine Hundred Sixty and 00/100 Dollars ($28,960.00) (the “Letter of Credit”). The Letter of Credit shall be issued by a bank reasonably acceptable to Sublessor and shall otherwise be in such form and contain such terms as are reasonably acceptable to Sublessor. Upon and during the existence of a default by Sublessee hereunder, Sublessor may, in addition to all other rights and remedies afforded Sublessor hereunder or by law, cash the Letter of Credit or any portion thereof and use and hold the proceeds of same as a cash security deposit in accordance with Section 4.05(b) below, after applying such sums against Sublessee’s obligations hereunder, without prejudice to any of Sublessor’s other remedies. If Sublessee is not then in default hereunder, the Letter of Credit shall be returned by Sublessor to Sublessee within thirty (30) days after the expiration or termination of this Sublease.

(b) Any proceeds of the Letter of Credit shall be held by Sublessor without liability for interest and as security for the performance by Sublessee of Sublessee’s covenants and obligations under this Sublease, it being expressly understood that such proceeds shall not be considered an advance payment of Rent or a measure of Sublessor’s damages in case of the failure by Sublessee in the performance of any of the terms and provisions hereof. Sublessor may, from time to time, without prejudice to any other remedy, use such proceeds to the extent necessary to make good any arrearages of Rent or other amounts due hereunder and any other damage, injury, expense or liability caused to Sublessor by such failure in performance by Sublessee. Following any such application of such proceeds, Sublessee shall, within three (3) business days of Sublessee’s receipt of Sublessor’s demand, cause the Letter of Credit to be restored to the original amount described in Section 4.05(a) above.

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ARTICLE V

ALTERATIONS

5.01 Sublessor’s Consent Required. Sublessee shall not make any alterations, additions, or improvements to the Subleased Premises without Sublessor’s prior written consent. Sublessor’s consent to any such alterations, additions, or improvements may be conditioned upon and subject to Sublessor obtaining the Master Lessor’s prior written consent. Sublessee shall promptly remove any alterations, additions, or improvements constructed in violation of this Article V upon Sublessor’s written request. All alterations, additions, and improvements shall be performed in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Sublessor. Upon completion of any such work, Sublessee shall provide Sublessor with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. Sublessee shall ensure that the Subleased Premises and Building remain free and clear of any and all liens or lien claims arising out of the work performed or materials used in making alterations, additions or improvements to the Subleased Premises. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor with all alterations, additions, or improvements (including any wiring and cabling) made to the Subleased Premises by Sublessee (or at Sublessee’s request) removed unless Master Lessor requires (or permits) such alterations, additions, or improvements to remain in the Subleased Premises.

5.02 Sublessor’s Costs. If Sublessee requests Sublessor’s consent to make alterations, additions, or improvements, Sublessee shall pay to Sublessor a reasonable administrative charge and Sublessor’s reasonable architect / engineer expenses incurred by Sublessor in reviewing such request and Sublessee shall reimburse Sublessor for any fees and expenses charged to Sublessor by Master Lessor in connection with such request.

5.03 Sublessee’s Initial Alterations. Sublessor hereby consents to Sublessee performing the following alterations (together, “Sublessee’s Initial Alterations”) in the Subleased Premises:

a)	Create a doorway connecting the conference room in the Subleased Premises to the remainder of the Subleased Premises; and
b)	Install a glass door entry way into the Subleased Premises.

Sublessee agrees and acknowledges that Master Lessor’s consent is required in order for Sublessee to perform Sublessee’s Initial Alterations and if Master Lessor’s written consent is obtained, Sublessee’s Initial Alterations shall be performed in compliance with all applicable laws and in accordance with the applicable terms and conditions of the Master Lease (including any conditions which may be included by Master Lessor in its consent to Sublessee’s Initial Alterations). Sublessor agrees to request Master Lessor’s consent to Sublessee’s Initial Alterations within five (5) business days following Sublessor’s receipt of Sublessee’s request, which request shall include architectural drawings and specifications for Sublessee’s Initial Alterations.

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ARTICLE VI

QUIET ENJOYMENT

Provided Sublessee has performed all of the terms, covenants agreements and conditions of this Sublease, including the payment of Rent and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Master Lease.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

7.01 Restriction. Sublessee may, with the prior written consent of Sublessor and Master Lessor, either (a) sublease the entire Subleased Premises to one (1) sub-subtenant or (b) assign this Sublease to one (1) assignee, provided Sublessee, with the prior written consent of Master Lessor, may assign this Sublease to Sysorex Government Services (“Sysorex”) in connection with a merger, reorganization, acquisition, name change or other transfer of all or substantially all of Sublessee’s assets or voting securities by and between Sublessee and Sysorex, provided, however, that (a) the net worth of Sysorex must be equal to or greater than the net worth of Sublessee as of the date of this Sublease;; and (b) Sublessee shall provide financial statements (reasonably acceptable to Sublessor) for Sysorex prior to the effective date of any such assignment to Sysorex; and (c) Sublessee shall provide notice to Sublessor of any such assignment prior to the effective date of such assignment. Except as set forth in the immediately preceding sentence, Sublessee shall not, without the prior written consent of Sublessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee’s obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

7.02 Consent of Sublessor and Master Lessor. Sublessor’s consent to any proposed assignment or a subletting of the entire Subleased Premises to a single subtenant shall not be unreasonably withheld by Sublessor, but if Sublessor’s consent is given, shall be subject to the further consent of Master Lessor. If Sublessor consents to an assignment or sublease, Sublessee agrees to reimburse Sublessor upon demand for reasonable out-of-pocket expenses, including, without limitation, Sublessor’s legal fees and administrative expenses (and any fees and expenses assessed by the Master Lessor), incurred by Sublessor in connection with such assignment or sublease.

In no event shall Sublessee have the right to permit the occupancy of any portion of the Subleased Premises by third parties except following the prior written consent of Sublessor and Master Lessor of any such proposed occupancy, including, without limitation, any proposed assignment or subletting as set forth herein.

7.03 No Release of Sublessee. Regardless of Sublessor’s consent, no subletting or assignment shall release Sublessee of Sublessee’s obligation or alter the primary liability of Sublessee to pay Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver of Sublessor of any provision hereof. In the event of default by an assignee, subtenant or any other occupant of the Subleased Premises in the performance of any of the obligations to be performed by Sublessee hereunder, Sublessor may proceed directly against Sublessee without the necessity of taking any action against such assignee, subtenant or other occupant.

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7.04 Recapture. Notwithstanding anything to the contrary in this Article VII, in the event Sublessee requests Sublessor’s consent to an assignment (excluding an assignment to Sysorex), or a sublease of the entire Subleased Premises for the remaining term of the Sublease, in addition to any rights of Master Lessor under the Master Lease, Sublessor may, in its sole discretion, elect to terminate this Sublease by giving written notice to Sublessee of such election (such notice to be given within fifteen (15) days after Sublessor’s receipt of Sublessee’s request), in which case this Sublease shall terminate effective on the date the proposed assignment or sublease is to be effective. Notwithstanding the above, Sublessee, within five (5) business days after receipt of Sublessor’s notice of intent to terminate, may withdraw its request for consent to the assignment or sublease. In that event, Sublessor’s election to terminate the Sublease shall be null and void and of no force and effect.

ARTICLE VIII

INDEMNIFICATION, RELEASE OF CLAIMS,

WAIVER OF SUBROGATION AND SUBLESSEE’S INSURANCE REQUIREMENT

8.01 Indemnity.

(a) Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits, claims, demands, liabilities and actions to the extent resulting from any breach, violation or nonperformance of any covenant or duty of Sublessee hereunder (including, without limitation, Sublessee’s failure to perform any of the obligations of tenant under the Master Lease which Sublessee has become obligated hereunder to perform) or from the negligence or intentional misconduct of Sublessee or Sublessee’s employees, agents, contractors, licensees and invitees.

(b) Sublessor shall indemnify Sublessee for and hold Sublessee harmless from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits, claims, demands, liabilities and actions to the extent resulting from any breach, violation or nonperformance of any covenant or duty of Sublessor hereunder or under the Master Lease or from the negligence or intentional misconduct of Sublessor or Sublessor’s employees, agents, contractors, licensees and invitees.

8.02 Release of Claims and Waiver of Subrogation. SUBLESSOR AND SUBLESSEE AGREE TO RELEASE EACH OTHER FROM AND AGAINST ANY AND ALL LOSS OF OR DAMAGE TO PROPERTY ARISING OUT OF OR INCIDENT TO ANY PERIL REQUIRED BY THEM TO BE INSURED AGAINST BY THE MASTER LEASE AND/OR THIS SUBLEASE. THE EFFECT OF SUCH RELEASE IS NOT LIMITED TO THE AMOUNT OF INSURANCE ACTUALLY CARRIED OR REQUIRED TO BE CARRIED, TO THE ACTUAL PROCEEDS RECEIVED AFTER A LOSS OR TO ANY DEDUCTIBLES APPLICABLE THERETO. EACH PARTY SHALL HAVE THE INSURANCE COMPANY THAT ISSUES PROPERTY COVERAGE WAIVE ANY RIGHTS OF SUBROGATION AND SHALL HAVE THE INSURANCE COMPANY INCLUDE AN ENDORSEMENT ACKNOWLEDGING THIS WAIVER, IF NECESSARY. ANY COST ASSOCIATED WITH OBTAINING SUCH A WAIVER FROM EACH PARTY’S INSURANCE COMPANY SHALL BE BORNE BY THAT PARTY. EITHER PARTY’S FAILURE TO CARRY THE REQUIRED INSURANCE SHALL NOT INVALIDATE THIS WAIVER.

8.03 Insurance Requirement. Sublessee shall maintain at all times during this Sublease the type and limits of insurance coverages required to be carried by Sublessor as “Tenant” under the Master Lease, as incorporated herein, or such higher amount as may be required by law or ordinance. Sublessee is encouraged to maintain an extended coverage insurance (including vandalism and malicious mischief) on Sublessee’s property within the Subleased Premises, including furniture, equipment, trade fixtures, and other personal property. Such property is not covered by Sublessor’s insurance nor by insurance carried by Master Lessor under the Master Lease. Sublessee shall provide Sublessor with a certificate of Sublessee’s insurance prior to Sublessee’s occupancy of the Subleased Premises and shall upon Sublessor’s request make a copy of Sublessee’s insurance policies available to Sublessor for its review to confirm the required coverages. Sublessor and Master Lessor shall be named as additional insureds on Sublessee’s liability policy. The companies which issue Sublessee’s insurance policies shall comply with the applicable requirements of the Master Lease (including without limitation Section 17.6 of the Master Lease).

ARTICLE IX

DEFAULTS AND REMEDIES

9.01 Default by Sublessee; Remedies of Sublessor. Any of the following events shall be deemed an “Event of Default” by Sublessee under this Sublease:

(a) Sublessee fails to pay when due any Rent or other sums payable by Sublessee hereunder and, unless specifically provided otherwise herein, such failure continues for five (5) days after delivery to Sublessee of written notice thereof (provided, however, Sublessor shall not be required to provide such notice to Sublessee more than two (2) times during any consecutive twelve (12) month period and thereafter, during the remainder of such twelve (12) month period, Sublessee shall be deemed to be in default on the failure to pay Rent within five (5) days after the due date therefore without any notice from Sublessor);

(b) Sublessee fails to comply with or observe any other provision of this Sublease and such failure continues for thirty (30) days after delivery to Sublessee of written notice thereof; provided, however, that if the matter is not susceptible of cure within thirty (30) days, an Event of Default shall not occur unless Sublessee fails to promptly (and in all events within said thirty-day period) begin, and thereafter diligently proceed to completion, to effect a cure;

(c) Sublessee makes a transfer in fraud of creditors or an assignment for the benefit of creditors;

(d) Any petition is filed by or against Sublessee under any appropriate federal or state bankruptcy or insolvency law; or Sublessee shall be adjudged bankrupt or insolvent in proceedings filed thereunder; provided however, that in the event of an involuntary proceeding filed against Sublessee, no Event of Default will occur if Sublessee obtains dismissal of the case within sixty (60) days after same is filed; or

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(e) A receiver or trustee is appointed for all or substantially all of the assets of Sublessee.

In the event of an Event of Default by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Master Lessor against Sublessor under the Master Lease if such breach were by Sublessor thereunder. If an Event of Default by Sublessee occurs, and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys’ fees.

ARTICLE X MISCELLANEOUS

10.01 Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

10.02 Headings; Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

10.03 Counterparts. For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. This Sublease shall be deemed binding if executed by facsimile, .pdf or signed originals.

10.04 Notices. Subject to Section 1.02 hereof, all notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, in writing and shall be effective upon the earlier of: (i) receipt, (ii) refusal to accept delivery or (iii) three (3) days after being deposited in the mail, postage prepaid, via registered or certified mail return receipt requested, or one (1) day after being deposited with a nationally recognized overnight courier, at the following addresses:

If to Sublessor:

Dell Marketing L.P. c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attn: Facilities Department – Senior Vice President

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With a copy to:

Dell Marketing L.P.

c/o Dell Inc. One Dell Way

Round Rock, Texas 78682

Attention: Legal Department – Americas Real Estate

If to Sublessee:

Prior to the Commencement Date:

Inpixon Federal, Inc.

2355 Dulles Corner Blvd. Suite 600 Herndon, VA20171

Attention: Zaman Khan

On and After the Commencement Date:

At the Subleased Premises

Attention: Zaman Khan

or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

10.05 Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

10.06 Time of the Essence. Time is of the essence in the performance by Sublessee and Sublessor of their obligations hereunder.

10.07 Brokerage Commissions. Sublessor has agreed to pay a brokerage commission to CBRE, Inc. (“Sublessor’s Broker”) and to G & E Real Estate, Inc. d/b/a Newmark Knight Frank (“Sublessee’s Broker”) which commissions are Sublessor’s responsibility pursuant to a separate agreement between Sublessor and Sublessor’s Broker. Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease other than Sublessor’s Broker and Sublessee’s Broker, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

10.08 Confidentiality. Sublessee agrees that the existence and details of this Sublease as may be amended are to remain confidential for the benefit of the parties, and may not be disclosed by Sublessee to anyone, without prior written consent from Sublessor, provided the parties shall be permitted to disclose the following: (i) the Master Lessor, (ii) the terms and conditions of this Sublease if required by law or court order; and (iii) to their attorneys, accountants, employees, brokers and existing or prospective financial partners provided same are advised by the parties of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The parties shall be liable for any disclosures made in violation of this Section by the parties or by any entity or individual to whom the terms of and conditions of this Sublease were disclosed or made available by the parties. The consent by the parties to any disclosures shall not be deemed to be a waiver on the part of the parties of any prohibition against any future disclosure.

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10.09 OFAC Compliance. Sublessee represents and warrants to Sublessor that Sublessee is not a party with whom Sublessor is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including without limitation those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List or the U.S. Department of Commerce Denied Persons List. Sublessee is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. In the event of any violation of this Section, Sublessor shall be entitled to immediately terminate this Sublease and take such other actions as are permitted or required to be taken under law or in equity. SUBLESSEE SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SUBLESSOR FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS) INCURRED BY SUBLESSOR ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING REPRESENTATIONS AND WARRANTIES. These indemnity obligations shall survive the expiration or earlier termination of this Sublease.

10.10 Waiver of Lien by Sublessee. Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Building or to withhold, deduct from or offset against any rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

10.11 Remedies Cumulative; Applicable Law. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease shall be governed by and construed and enforced in accordance with the internal substantive laws (but not the rules governing conflicts of laws) of the state / province in which the Subleased Premises is located.

10.12 Entire Agreement. The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

10.13 Authority. Sublessee warrants, represents and covenants that (a) it has full right and authority to execute, deliver and perform this Sublease, (b) the person executing this Sublease on behalf of Sublessee was authorized to do so and (c) upon request of Sublessor, Sublessee will deliver to Sublessor satisfactory evidence of the due authorization, execution and delivery of this Sublease by Sublessee.

10.14 Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

10.15 No Recording. This Sublease (including any Exhibits hereto) shall not be recorded without the prior written consent of Sublessor.

10.16 Master Lessor’s Consent Required. Sublessee acknowledges that, pursuant to the provisions of the Master Lease, Sublessor may be required to obtain Master Lessor’s written consent to this Sublease as set forth in Section 20 of the Master Lease, and accordingly, that the obligations of Sublessor hereunder may be expressly subject to Sublessor obtaining such consent. If Master Lessor’s written consent to this Sublease is required and is not obtained by 5:00 p.m. Eastern time on July 15, 2018, this Sublease agreement shall automatically terminate and be of no further force and effect.

10.17 Exhibits. The Exhibits attached hereto (including, without limitation the Special Provisions contained in Exhibit B hereto) are incorporated into and made a part of this Sublease for all purposes.

[SIGNATURE PAGE(S) FOLLOW]

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[Signature Page for that Sublease Agreement]

IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

SUBLESSOR:

DELL MARKETING L.P., A Texas limited partnership

By:	Dell Marketing GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Thomas Menla
Name:	Thomas Menla
Title:	VP Facility

SUBLESSEE:

INPIXON FEDERAL, INC., a Virginia corporation

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	President

Exhibits:

Exhibit A	- Depiction of Subleased Premises
Exhibit B	- Special Provisions

Exhibit A

Depiction of Subleased Premises

[See attached.]

Exhibit B

Special Provisions

1. Phone / IT Requirements. Sublessee, at Sublessee’s cost, will be required to install a phone system and other IT requirements of Sublessee, subject to the terms of the Master Lease.

2. Security Badge Reader. Any existing security badge reader located in the Subleased Premises may be removed by Sublessor prior to the Commencement Date.

3. Sublessor’s FF&E. Certain furniture, fixtures and equipment (collectively “Sublessor’s Preliminary FF&E”) is located in the Subleased Premises as of the Effective Date. Within ten (10) business days following the Effective Date, Sublessee shall deliver to Sublessor a written notice (“Sublessee’s FF&E Notice”) listing any specific items of Sublessor’s Preliminary FF&E which Sublessee elects for Sublessor to remove from the Subleased Premises (such items listed for removal in Sublessee’s FF&E Notice referred to herein as the “Removal FF&E”). If Sublessee timely delivers Sublessee’s FF&E Notice, then Sublessor shall remove the Removal FF&E from the Subleased Premises on or before commencement of the Early Access Period. Any items of Sublessor’s FF&E which are not listed for removal in Sublessee’s FF&E Notice are referred to herein as “Sublessor’s FF&E.” Following the removal of the Removal FF&E, if and as applicable, Sublessee and Sublessor shall conduct an inventory to obtain a final written list of Sublessor’s FF&E. Sublessee’s failure to timely deliver Sublessee’s FF&E Notice to Sublessor shall be deemed as Sublessee’s election for all of Sublessor’s Preliminary FF&E to remain in the Subleased Premises and become Sublessor’s FF&E.

Commencing on the Commencement Date, Sublessee shall be permitted to use Sublessor’s FF&E, at no additional charge to Sublessee, during the Term of this Sublease, subject to the following terms and conditions:

(a) Sublessor makes no representations or warranty of any kind regarding the condition of the Sublessor’s FF&E, and Sublessee hereby acknowledges and agrees that Sublessee shall accept and utilize Sublessor’s FF&E in its “AS IS” condition.

(b) Sublessee shall insure Sublessor’s FF&E at its full fair market value and name Sublessor as an additional insured on such insurance policy.

(c) Sublessee shall be solely responsible for all repair and maintenance of such Sublessor’s FF&E, and Sublessor shall not be obligated to make or pay for or cause any maintenance, repair or improvements to the Sublessor’s FF&E.

(d) Sublessee may, at Sublessee’s sole cost and expense, remove Sublessor’s FF&E (or items thereof) from the Subleased Premises so long as Sublessee stores any such removed Sublessor’s FF&E in a manner so that such stored Sublessor’s FF&E remains in good, clean condition and working order.

(e) Upon expiration or earlier termination of this Sublease, Sublessee shall deliver the Subleased Premises to Sublessor with all of Sublessor’s FF&E in the Subleased Premises and with all of Sublessor’s FF&E in good, clean condition and repair, reasonable wear and tear excepted. Notwithstanding anything to the contrary herein, and provided no Event of Default by Sublessee has occurred under this Sublease, Sublessee shall purchase Sublessor’s FF&E from Sublessor on the Expiration Date for $1.00 and Sublessee shall be responsible for removal of all Sublessor’s FF&E from the Subleased Premises on the Expiration Date. In connection with such purchase of the Sublessor’s FF&E by Sublessor in accordance with this Exhibit B, Sublessor shall execute and deliver to Sublessee a bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit B-1, conveying the Sublessor’s FF&E to Sublessee.

Exhibit B-1

Form of Bill of Sale

BILL OF SALE

DELL MARKETING L.P., a Texas limited partnership (“Grantor”), for and in consideration of the payment of the sum of $1.00, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell and convey to INPIXON FEDERAL, INC., a Virginia corporation (“Grantee”), the following personal property (“Property”) in the building located at 13880 Dulles Corner Lane, Herndon, Virginia 20171:

The personal property described on Schedule “1” attached hereto

Grantor warrants that it is the lawful owner of said Property and that it has the full legal right, power and authority to sell said Property. Grantor further warrants said Property to be free of all encumbrances.

GRANTEE TAKES AND ACCEPTS THE PROPERTY IN ITS “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS”. EXCEPT FOR THE WARRANTY OF TITLE PROVIDED HEREIN, GRANTOR HAS NOT MADE, DOES NOT MAKE, AND HEREBY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION, QUALITY, STATE OF REPAIR, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY.

IN WITNESS WHEREOF, the undersigned hereby executes this Bill of Sale this day of                 , 201 .

DELL MARKETING L.P., a Texas limited partnership

By:	Dell Marketing GP LLC, a Delaware limited liability company, its general partner

By:

Name:

Title: